Exhibit 99.1
PetMeds® Announces Fiscal 2024 Third Quarter Financial Results and Completion of Financial Restatement.

Fiscal 2024 3Q Revenue of $65.3 million, an 11% increase compared to last year including PetCareRx results.
AutoShip & Save and PetPlus Membership, 52% of total revenue, up from 42% at the same time last year.
Strong balance sheet with $49.4 million of cash
The Company is now current in all of its SEC filings

Delray Beach, Florida, April 15, 2024, PetMed Express, Inc. (NASDAQ: PETS)(“PetMeds” or “Company”), Your Trusted Pet Health ExpertTM, today announced its financial results for its third quarter of fiscal year 2024, restated financial statements for the years ended March 31, 2023, 2022 and 2021, and interim financial statements for previously reported quarterly periods in 2023 and 2022.

Quarterly Highlights
•Net sales for the quarter ended December 31, 2023, were $65.3 million, compared to $58.9 million for the third quarter in the prior year, an increase of 11% year over year. The increase was due to the acquisition of PetCareRx offset by declines in PetMeds legacy sales.
•Net loss for the quarter ended December 31, 2023 was $2.0 million, or $(0.10) per diluted share. This compares to net loss of $212 thousand, or $(0.01) diluted earnings per share, for the prior year quarter ended December 31, 2022.  The decrease was due to incremental G&A in part due to the acquisition of PetCareRx as well as strategic G&A investments in PetMeds.
•Adjusted EBITDA1 of $924 thousand for the current year fiscal third quarter, compared to Adjusted EBITDA of $2.7 million, for the quarter ended December 31, 2022.
•Cash on hand at December 31, 2023 was $49.4 million and PetMeds has no debt.

“We are pleased to have our previously announced restatement completed,” said Christine Chambers, CFO of PetMeds. “This restatement resulted principally from the correction of accounting treatment for certain prior period sales taxes between mid-2018 through mid-2022. This restatement does not have any impact on our anticipated fiscal 2024 revenue or gross margins or on our cash position as of December 31, 2023. Our team has worked diligently to complete the accounting analysis, and I want to thank all our stakeholders for their trust and patience during this period.”

Financial Restatement

The Company filed an amended Annual Report on Form 10-K/A for fiscal year 2023 and amended Quarterly Reports on Forms 10-Q/A for the fiscal quarters ended June 30, 2023 and September 30, 2023, to reflect the correction of the misstatements in the financial statements for the restated periods. In addition, the Company has filed its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2023, which includes restated unaudited consolidated financial statements for the three and nine months ended December 31, 2022, that reflect the correction of the misstatements in such periods and to make certain corresponding disclosures. The Company is now current in all of its SEC filings.

This restatement resulted principally from the correction of accounting treatment for certain prior period state and local sales tax liabilities previously accrued under the probable and estimable standard under Accounting Standards Code (ASC) 450, to the accrual of such liabilities instead under the legal liability approach under ASC 405. The sales tax exposure was originally identified and announced last year and related to sales taxes not collected or remitted from mid-2018 through mid-2022. As of December 2022 the Company was collecting and remitting sales tax in all relevant states.

As a part of the restatement, the principal adjustment on the prior balance sheets relates to the sales tax liability that is now recorded as the full potential sales tax liability accrued under ASC 405 and reflects sales taxes not collected from customers between mid-2018 through mid-2022. For the quarter ended December 31, 2023, the sales tax liability is recorded at $24.2 million, which compares to $7.8 million that was previously reported as of March 31, 2023 and detailed below.
1 Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.
Exhibit 99.1 Page 1 of 7

The Company also recorded a corresponding adjustment in order to reverse the sales tax liability under the prior accounting treatment from fiscal year 2023 under ASC 450. This reversal impacts the fiscal 2023 year -end balance sheet along with the fiscal 2023 income statement. On the income statement, a $7.8 million reserve, recorded in G&A, as representing the probable and estimable amount of the sales tax liability was reversed. This reversal occasioned by the restatement reduces fiscal 2023 G&A expense by $7.8 million and net income as restated is now $5.1 million, or $0.25 per diluted share in fiscal 2023. This compares to net income of $18.7 million or $0.92 per diluted share, as restated, in fiscal year 2022. Previously, fiscal year 2023 net income was $233 thousand, or $0.01 per diluted share.

The Company also made an adjustment related to the acquisition of PetCareRx and the recording of net operating losses. Due to limitations in NOLs, deferred tax assets decreased, and goodwill increased in the first three quarters of fiscal 2024. This adjustment has no impact on the income statement.

The income tax provision was also adjusted based on the changes mentioned above in each applicable period.

ABOUT PETMEDS

Founded in 1996, PetMeds is Your Trusted Pet Health Expert, delivering pet medications, food, health services and other products direct to the consumer at PetMeds.com and PetCareRx.com and through its toll-free number (1-800-PetMeds). PetMeds aims to be the most trusted pet health expert by providing incredible care and services that are affordable to the broadest group of pet parents--because every pet deserves to live a long, happy, healthy life. For more information, please visit www.petmeds.com.

PETMEDS MEDIA CONTACT

Mary Eva Tredway
Butin PR
maryeva@butinpr.com

PETMEDS INVESTOR RELATIONS CONTACT

Brian M. Prenoveau, CFA
MZ Group
561-489-5315
investor@petmeds.com

Exhibit 99.1 Page 2 of 7

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)

	December 31, 2023	March 31, 2023
	(Unaudited)	(as restated)
ASSETS

Current assets:
Cash and cash equivalents	$49,440	$104,086
Accounts receivable, less allowance for doubtful accounts of $39 and $35, respectively	1,930	1,740
Inventories - finished goods	34,577	19,023
Prepaid expenses and other current assets	8,804	4,719
Prepaid income taxes	798	863
Total current assets	95,549	130,431

Noncurrent assets:
Property and equipment, net	26,811	26,178
Intangible and other assets, net	16,992	5,860
Goodwill	26,657	–
Operating lease right-of-use assets, net	1,626	–
Deferred tax assets, net	5,715	5,009
Total noncurrent assets	77,801	37,047

Total assets	$173,350	$167,478

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$38,851	$25,208
Sales tax payable	24,172	26,113
Accrued expenses and other current liabilities	5,557	6,191
Current lease liabilities	752	–
Deferred revenue	3,068	–
Total current liabilities	72,400	57,512

Long-term lease liabilities	890	–

Total liabilities	73,290	57,512

Commitments and contingencies

Shareholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; 2,500 convertible shares issued and outstanding with a liquidation preference of $4 per share	9	9
Common stock, $0.001 par value, 40,000,000 shares authorized; 21,160,739 and 21,084,302 shares issued and outstanding, respectively	21	21
Additional paid-in capital	23,473	18,277
Retained earnings	76,557	91,659

Total shareholders' equity	100,060	109,966

Total liabilities and shareholders' equity	$173,350	$167,478
Exhibit 99.1 Page 3 of 7

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for share and per share amounts) (Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2023	2022	2023	2022
		(as restated)		(as restated)
Sales	$65,317	$58,870	$214,560	$194,172
Cost of sales	47,434	43,632	154,089	140,819

Gross profit	17,883	15,238	60,471	53,353

Operating expenses:
General and administrative	13,425	10,425	41,098	29,669
Advertising	5,762	4,641	18,539	14,869
Depreciation and amortization	1,770	941	5,161	2,552
Total operating expenses	20,957	16,007	64,798	47,090

(Loss) income from operations	(3,074)	(769)	(4,327)	6,263

Other income:
Interest income, net	136	299	481	11
Other, net	293	259	1,053	718
Total other income	429	558	1,534	729

(Loss) income before provision for income taxes	(2,645)	(211)	(2,793)	6,992

(Benefit) provision for income taxes	(618)	1	(345)	1,636

Net (loss) income	$(2,027)	$(212)	$(2,448)	$5,356

Net (loss) income per common share:
Basic	$(0.10)	$(0.01)	$(0.12)	$0.26
Diluted	$(0.10)	$(0.01)	$(0.12)	$0.26

Weighted average number of common shares outstanding:
Basic	20,425,282	20,301,384	20,380,262	20,257,145
Diluted	20,425,282	20,301,384	20,380,262	20,339,064

Cash dividends declared per common share	$—	$0.30	$0.60	$0.90
Exhibit 99.1 Page 4 of 7

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Nine Months Ended December 31,
	2023	2022
Cash flows from operating activities:		(as restated)
Net (loss) income	$(2,448)	$5,356
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	5,161	2,552
Share based compensation	5,196	4,987
Deferred income taxes	(436)	(1,114)
Bad debt expense	53	292
(Increase) decrease in operating assets and increase (decrease) in operating liabilities:
Accounts receivable	(119)	(324)
Inventories - finished goods	(12,438)	10,053
Prepaid income taxes	65	(927)
Prepaid expenses and other current assets	(2,664)	(771)
Operating lease right-of-use assets, net	594	–
Accounts payable	7,929	(3,183)
Sales tax payable	(1,942)	2,291
Accrued expenses and other current liabilities	(1,258)	(1,133)
Lease liabilities	(577)	–
Deferred revenue	75	–
Net cash (used in) provided by operating activities	$(2,808)	$18,079

Cash flows from investing activities:
Purchase of minority interest investment in Vetster	(300)	(5,000)
Acquisition of PetCareRx, net of cash acquired	(35,859)	–
Purchases of property and equipment	(3,260)	(3,329)
Net cash used in investing activities	$(39,419)	$(8,329)

Cash flows from financing activities:
Dividends paid	(12,419)	(18,402)
Net cash used in financing activities	$(12,419)	$(18,402)

Net decrease in cash and cash equivalents	(54,646)	(8,652)
Cash and cash equivalents, at beginning of period	104,086	111,080

Cash and cash equivalents, at end of period	$49,440	$102,428

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$43	$3,870

Dividends payable in accrued expenses and other current liabilities	$1,498	$1,079
Exhibit 99.1 Page 5 of 7

Non-GAAP Financial Measures
To provide investors and the market with additional information regarding our financial results, we have disclosed (see below) adjusted EBITDA, a non-GAAP financial measure that we calculate as net income excluding share-based compensation expense; depreciation and amortization; income tax provision; interest income (expense); and other non-operational expenses. We have provided reconciliations below of adjusted EBITDA to net income, the most directly comparable GAAP financial measures.
We have included adjusted EBITDA, herein, because it is a key measure used by our management and Board of Directors to evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and other expenses. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.
We believe it is useful to exclude non-cash charges, such as share-based compensation expense, depreciation and amortization from our adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude income tax provision and interest income (expense), as neither are components of our core business operations. We also believe that it is useful to exclude other expenses, including the investment banking fee related to the Vetster partnership, acquisition costs related to PetCareRx, employee severance and estimated state sales tax accrual as these items are not indicative of our ongoing operations. Adjusted EBITDA has limitations as a financial measure, and these non-GAAP measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures;
•Adjusted EBITDA does not reflect share-based compensation. Share-based compensation has been, and will continue to be for the foreseeable future, a material recurring expense in our business and an important part of our compensation strategy;
•Adjusted EBITDA does not reflect interest income (expense), net; or changes in, or cash requirements for, our working capital;
•Adjusted EBITDA does not reflect transaction related costs and other items which are either not representative of our underlying operations or are incremental costs that result from an actual or planned transaction and include litigation matters, integration consulting fees, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems;
•Adjusted EBITDA does not reflect certain non-operating expenses including the employee severance which reduces cash available to us;
•Adjusted EBITDA does not reflect certain expenses including the estimated state sales tax accrual which reduces cash available to us.
•Other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces the measures usefulness as comparative measures.
Exhibit 99.1 Page 6 of 7

Because of these and other limitations, adjusted EBITDA should only be considered as supplemental to, and alongside with other GAAP based financial performance measures, including various cash flow metrics, net income, net margin, and our other GAAP results.

The following table presents a reconciliation of net income, the most directly comparable GAAP measure to adjusted EBITDA for each of the periods indicated:
Reconciliation of Non-GAAP Measures
PetMed Express, Inc.
(Unaudited)

	Three Months Ended		Increase (Decrease)
($ in thousands, except percentages)	December 31, 2023	December 31, 2022	$	%
		(as restated)
Consolidated Reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA:

Net loss	$(2,027)	$(212)	$(1,815)	856%

Add (subtract):
Share-based Compensation	$1,707	$1,770	$(63)	(4)%
Income Taxes	$(618)	$1	$(619)	n/m
Depreciation and Amortization	$1,770	$941	$829	88%
Interest (Income) Expense, Net (1)	$(136)	$(299)	$163	(55)%
Acquisition/Partnership Transactions and Other Items	$–	$539	$(539)	(100)%
Sales Tax Expense (Income)	$228	$–	$228	n/m
Adjusted EBITDA	$924	$2,740	$(1,816)	(66)%

(1) Included in interest (income) expense is $423 thousand of interest expense related to the sales tax liability and $559 thousand of interest income for the three months ended December 31, 2023 and $409 thousand of interest expense
Exhibit 99.1 Page 7 of 7

related to the sales tax liability and $708 thousand of interest income for the three months ended December 31, 2022.

	Nine Months Ended		Increase (Decrease)
($ in thousands, except percentages)	December 31, 2023	December 31, 2022	$	%
		(as restated)
Consolidated Reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA:

Net (loss) income	$(2,448)	$5,356	$(7,804)	(146)%

Add (subtract):
Share-based Compensation	$5,196	$4,987	$209	4%
Income Taxes	$(345)	$1,636	$(1,981)	(121)%
Depreciation and Amortization	$5,161	$2,552	$2,609	102%
Interest (Income) Expense, Net (1)	$(481)	$(11)	$(470)	4273%
Acquisition/Partnership Transactions and Other Items	$1,294	$894	$400	45%
Employee Severance	$408	$364	$44	12%
Sales Tax Expense (Income)	$(1,088)	$344	$(1,432)	(416)%
Adjusted EBITDA	$7,697	$16,122	$(8,425)	(52)%

(1) Included in interest (income) expense is $1,268 thousand of interest expense related to the sales tax liability and $1,749 thousand of interest income for the nine months ended December 31, 2023 and $1,202 thousand of interest expense related to the sales tax liability and $1,213 thousand of interest income for the nine months ended December 31, 2022.

Exhibit 99.1 Page 8 of 7